UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2010
CLEAN DIESEL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33710	06-1393453

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 10 Middle Street, Bridgeport, CT	06604

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(203) 416-5290
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
On July 15, 2010, the Registrant entered into an Employment Agreement (the “Agreement”) with Michael L. Asmussen, the Registrant’s current Chief Executive Officer, President and Director of the Registrant. The Agreement will become effective upon the effective time of the proposed merger (the “Merger”) of the Registrant with Catalytic Solutions, Inc. (“CSI”) as described in Registration Statement No. 333-166865 on Form S-4 filed with the Commission on May 14, 2010. Pursuant to the Agreement, upon the effective time of the Merger, Mr. Asmussen will become the Vice President and Chief Commercial Officer of the Registrant and CSI, and will also be a member of the board of directors of the Registrant. Mr. Asmussen’s initial base salary will be $330,000 per annum with a bonus target up to 40% of his base salary based on certain performance standards, with a minimum guaranteed bonus of at least 50% of his base salary for the first year of participation to be paid in 2011 regardless of performance. Pursuant to the Agreement, Mr. Asmussen will receive 40,000 restricted shares under the Registrant’s Incentive Plan. Mr. Asmussen is also entitled to certain relocation benefits under the Agreement in order to facilitate Mr. Asmussen’s move to the vicinity of the Company’s relocated headquarters in California following the Merger. Although the Agreement contains a “Change of Control” provision, the definition of “Change of Control” in the Agreement specifically excludes the Merger. Thus, no payments under the Agreement will be triggered upon completion of the Merger. The Agreement will not become effective if the Merger is not completed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Diesel Technologies, Inc.
By:	/s/ John B. Wynne
John B. Wynne
Its: Vice President and Interim CFO

Dated: July 20, 2010

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